Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, FL 33401

561.515.6078

FOR FURTHER INFORMATION:

Investors: Mollie Hawkes

+1.617.747.1791

Mollie.Hawkes@FTIConsulting.com

Media: Sherrie Weldon

+1.415.293.4408

Sherrie.Weldon@FTIConsulting.com

FTI CONSULTING, INC. REPORTS 2011 THIRD QUARTER RESULTS

• Record Revenues up 20 percent to $413.8 million

• EPS up 63 percent to $0.70

• $500 million Share Repurchase Completed

West Palm Beach, FL, November 2, 2011 — FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today reported its financial results for the third quarter ended September 30, 2011.

For the quarter, revenues increased 20 percent to $413.8 million, the highest quarterly revenues in the Company’s history. Earnings per diluted share for the quarter were $0.70, representing an increase of $0.27 or 63 percent over the same period in 2010, which included a $5.2 million charge for debt extinguishment. Adjusted EBITDA increased 18 percent for the quarter to $73.6 million, or 17.8 percent of revenues, from $62.2 million, or 18.0 percent of revenues, in the prior year period.

As previously announced on September 9, 2011, the Company received 671,647 shares of its common stock during the quarter as a result of the completion of the accelerated share buyback transaction entered into in March 2011. The total number of shares of FTI Consulting common stock retired under this transaction was 5,733,205 for an aggregate cost of $209.4 million or an average price per share of $36.52. As a result, the $500 million stock repurchase authorized by the Board of Directors in November 2009 has now been completed.

Commenting on these results, Jack Dunn, President and Chief Executive Officer of the Company said: “The third quarter continued to validate our business strategy and market execution. Record results, including 11 percent organic growth, were driven by strong performance in our pro-cyclical businesses and the diversity of our geographic footprint.

Operations in Asia Pacific and Latin America, particularly Brazil, continued to outperform. Growth was led by our Economic Consulting, Technology and Forensic and Litigation Consulting practices at 61 percent, 33 percent, and 18 percent, respectively. In Economic Consulting, this represented outstanding organic growth of 30 percent and the addition of the former LECG professionals, who are now fully integrated, with their contributions continuing to exceed our expectations. In Technology, the growth was entirely organic, as was half of the growth in Forensic and Litigation Consulting.”

“As we look forward, we remain very confident in our performance and outlook for both the fourth quarter and next year. We expect to end the year with solid growth and a strong position globally to take advantage of opportunities in both emerging and developed markets.”

Third Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment were $110.3 million compared with $109.7 million in the third quarter of the prior year. Results were led by growth in the EMEA and Asia Pacific regions as well as in the segment’s communications, media and entertainment and healthcare practices. Adjusted Segment EBITDA was $28.3 million in the quarter compared to $24.7 million for the same period in 2010, as the Adjusted EBITDA margin improved 3.2 percentage points to 25.7 percent. On a sequential basis, the Adjusted Segment EBITDA margin increased from 15.4 percent to 25.7 percent.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased by $15.0 million or 18 percent to record revenues of $99.0 million from $84.0 million in the third quarter of the prior year. Organic revenue growth of $7.7 million, or 9 percent, was driven by higher revenues in the data analytics practice and increased demand in the Asia Pacific region for construction solutions, forensic accounting and litigation support services. The remainder of the increase resulted from revenues generated by the acquired LECG practices. Adjusted Segment EBITDA was $19.2 million in the quarter, or 19.4 percent of segment revenues, compared to $19.5 million, or 23.2 percent of segment revenues, for the same period in 2010. This decrease in Adjusted Segment EBITDA margin was due primarily to the investment in new and acquired practices and senior practitioners.

Economic Consulting

Revenues in the Economic Consulting segment increased $36.2 million or 61 percent to record revenues of $95.7 million up from $59.4 million in the third quarter of the prior year. Organic revenue growth of $17.7 million, or 30 percent, is attributable to increased demand for our competition, financial disputes and European international arbitration practices. The acquired LECG practices contributed $18.3 million to revenues in the quarter. Adjusted Segment EBITDA was $18.7 million, or 19.5 percent of segment revenues, compared to Adjusted Segment EBITDA of $11.9 million, or 19.9 percent of segment revenues, for the same period in 2010.

Technology

Revenues in the Technology segment increased $14.3 million or 33 percent to $57.0 million from $42.7 million in the third quarter of the prior year. The segment continued to benefit from increased litigation, mergers, acquisition and investigation activity. Several large client assignments drove higher demand for its Acuity® review services and its on-demand hosting and processing services. Adjusted Segment EBITDA was $19.6 million or 34.4 percent of segment revenues, compared to Adjusted Segment EBITDA of $13.8 million, or 32.2 percent of segment revenues, for the same period in the prior year.

Strategic Communications

Revenues in the Strategic Communications segment increased 3 percent to $51.8 million from $50.2 million in the third quarter of the prior year, primarily due to a positive impact of foreign currency translation. The segment benefitted from several key financial communications and restructuring projects, but it continued to be impacted by ongoing sluggish capital markets activity. Adjusted Segment EBITDA was $7.4 million, or 14.3 percent of segment revenues, compared to Adjusted Segment EBITDA of $7.2 million, or 14.4 percent of segment revenues, for the same period of 2010. On a sequential basis, the Adjusted Segment EBITDA margin increased from 12.0 percent to 14.3 percent.

Third Quarter Conference Call

FTI will hold a conference call for analysts and investors to discuss third quarter financial results at 9:00 AM Eastern Time on November 2, 2011. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website, www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,800 employees located in 23 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. The company generated $1.4 billion in revenues during fiscal year 2010. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measure

Note: We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets, accretion of contingent consideration and special charges. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, accretion of contingent consideration and special charges. We define Adjusted Net Income as the net income excluding the impact of the special charges and debt extinguishment costs that were incurred in that period. We define Adjusted earnings per diluted share (Adjusted EPS) as earnings per diluted share excluding the per share impact of the special charges and debt extinguishment costs that were incurred in that period. Although Adjusted EBITDA, Adjusted Segment EBITDA, Adjusted Net Income and Adjusted EPS are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are common alternative measures of operating performance which may be used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments. Adjusted EBITDA, Adjusted Segment EBITDA, Adjusted Net Income and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. Reconciliations of operating income to EBITDA and Adjusted EBITDA, segment operating income to Adjusted Segment EBITDA, net income to Adjusted Net Income and EPS to Adjusted EPS are included in the accompanying tables to today’s press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission, including the risks set forth under “Risks Related to Our Business Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(in thousands, except per share data)

	Nine Months Ended September 30, (1)
	2011	2010
	(unaudited)

Revenues	$1,176,055	$1,045,213

Operating expenses
Direct cost of revenues	723,746	617,061
Selling, general and administrative expense	282,189	252,886
Special charges	16,772	30,245
Amortization of other intangible assets	16,795	18,229

	1,039,502	918,421

Operating income	136,553	126,792

Other income (expense)
Interest income and other	5,409	4,740
Interest expense	(44,129)	(34,600)
Loss on early extinguishment of debt	—	(5,161)

	(38,720)	(35,021)

Income before income tax provision	97,833	91,771

Income tax provision	34,291	34,743

Net income	$63,542	$57,028

Earnings per common share - basic	$1.53	$1.25

Weighted average common shares outstanding - basic	41,535	45,708

Earnings per common share - diluted	$1.47	$1.19

Weighted average common shares outstanding - diluted	43,346	47,726

(1)

These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K. The impact of the correction of these errors resulted in a decrease in net income of $4.6 and $4.2 million and a decrease in basic and diluted earnings per share of $0.11 and $0.09 for the nine months ended September 30, 2011 and 2010, respectively.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(in thousands, except per share data)

	Three Months Ended September 30,
	2011	2010 (1)
	(unaudited)

Revenues	$413,802	$346,140

Operating expenses
Direct cost of revenues	249,983	206,831
Selling, general and administrative expense	98,591	86,115
Amortization of other intangible assets	5,843	6,286

	354,417	299,232

Operating income	59,385	46,908

Other income (expense)
Interest income and other	486	2,527
Interest expense	(14,319)	(11,904)
Loss on early extinguishment of debt	—	(5,161)

	(13,833)	(14,538)

Income before income tax provision	45,552	32,370

Income tax provision	16,121	12,246

Net income	$29,431	$20,124

Earnings per common share - basic	$0.73	$0.44

Weighted average common shares outstanding - basic	40,182	45,471

Earnings per common share - diluted	$0.70	$0.43

Weighted average common shares outstanding - diluted	41,919	46,808

(1)	These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K. The impact of the correction of these errors resulted in a decrease in net income of $1.8 million and a decrease in basic and diluted earnings per share of $0.04 for the three months ended September 30, 2010.

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(unaudited)

	Revenues	Adjusted EBITDA (1)	Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)

Three Months Ended September 30, 2011
Corporate Finance/Restructuring	$110,311	$28,313	25.7%	75%	$406	711
Forensic and Litigation Consulting	99,064	19,202	19.4%	69%	$331	872
Economic Consulting	95,662	18,650	19.5%	85%	$487	424
Technology (2)	56,972	19,619	34.4%	N/M	N/M	284
Strategic Communications (2)	51,793	7,429	14.3%	N/M	N/M	590

	$413,802	93,213	22.5%	N/M	N/M	2,881

Corporate		(19,622)

Adjusted EBITDA (1)		$73,591	17.8%

Nine Months Ended September 30, 2011
Corporate Finance/Restructuring	$319,461	$62,312	19.5%	70%	$422	711
Forensic and Litigation Consulting	275,345	53,285	19.4%	69%	$331	872
Economic Consulting	264,401	50,635	19.2%	86%	$486	424
Technology (2)	165,137	58,362	35.3%	N/M	N/M	284
Strategic Communications (2)	151,711	19,268	12.7%	N/M	N/M	590

	$1,176,055	243,862	20.7%	N/M	N/M	2,881

Corporate		(49,696)

Adjusted EBITDA (1) (3)		$194,166	16.5%

Three Months Ended September 30, 2010
Corporate Finance/Restructuring	$109,736	$24,739	22.5%	71%	$421	740
Forensic and Litigation Consulting	84,023	19,528	23.2%	69%	$338	799
Economic Consulting	59,417	11,853	19.9%	70%	$481	292
Technology (2)	42,721	13,754	32.2%	N/M	N/M	248
Strategic Communications (2)	50,243	7,210	14.4%	N/M	N/M	579

	$346,140	77,084	22.3%	N/M	N/M	2,658

Corporate		(14,934)

Adjusted EBITDA (1) (3)		$62,150	18.0%

Nine Months Ended September 30, 2010
Corporate Finance/Restructuring	$338,298	$82,560	24.4%	70%	$440	740
Forensic and Litigation Consulting	243,455	57,868	23.8%	72%	$327	799
Economic Consulting	191,276	36,682	19.2%	78%	$472	292
Technology (2)	128,885	46,798	36.3%	N/M	N/M	248
Strategic Communications (2)	143,299	21,563	15.0%	N/M	N/M	579

	$1,045,213	245,471	23.5%	N/M	N/M	2,658

Corporate		(45,888)

Adjusted EBITDA (1) (3)		$199,583	19.1%

(1)

We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets, accretion of contingent consideration and special charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as the segments’ share of consolidated operating income before depreciation, amortization of intangible assets, accretion of contingent consideration and special charges. Although Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments. Adjusted EBITDA and Adjusted Segment EBITDA for 2010 have been presented in a consistent manner.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Statements of Income. See also our reconciliation of non-GAAP financial measures.

(2)

The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

(3)

These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income	$29,431	$20,124	$63,542	$57,028

Add back: Special charges, net of taxes of $6,574 (2011) and $12,176 (2010)	—	—	10,198	18,069
Add back: Loss on early extinguishment of debt, net of taxes of $1,961	—	3,200	—	3,200

Adjusted net income (1)	$29,431	$23,324	$73,740	$78,297

Earnings per common share - diluted	$0.70	$0.43	$1.47	$1.19

Adjusted earnings per common share - diluted (1) (2)	$0.70	$0.50	$1.70	$1.64

Weighted average common shares outstanding - diluted	41,919	46,808	43,346	47,726

(1)

We define adjusted net income and adjusted earnings per diluted share as net income and earnings per diluted share, respectively, excluding the impact of the special charges and loss on early extinguishment of debt that were incurred in that period, and their related income tax effects.

(2)

These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K.

RECONCILIATION OF OPERATING INCOME AND NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communi- cations	Corp HQ	Total
Three Months Ended September 30, 2011

Net income							$29,431
Interest income and other							(486)
Interest expense							14,319
Income tax provision							16,121

Operating income	$25,104	$17,581	$17,469	$14,662	$5,495	$(20,926)	59,385
Depreciation	847	867	680	2,982	739	1,304	7,419
Amortization of other intangible assets	1,507	665	501	1,975	1,195	—	5,843
Accretion of contingent consideration	855	89	—	—	—	—	944

Adjusted EBITDA (1)	28,313	19,202	18,650	19,619	7,429	(19,622)	73,591

Nine Months Ended September 30, 2011

Net income							$63,542
Interest income and other							(5,409)
Interest expense							44,129
Income tax provision							34,291

Operating income	$42,080	$47,746	$45,565	$44,026	$13,450	$(56,314)	136,553
Depreciation	2,617	2,579	1,883	8,407	2,243	3,778	21,507
Amortization of other intangible assets	4,345	1,852	1,094	5,929	3,575	—	16,795
Special charges	11,000	839	2,093	—	—	2,840	16,772
Accretion of contingent consideration	2,270	269	—	—	—	—	2,539

Adjusted EBITDA (1) (2)	62,312	53,285	50,635	58,362	19,268	(49,696)	194,166

Three Months Ended September 30, 2010

Net income							$20,124
Interest income and other							(2,527)
Interest expense							11,904
Loss on early extinguishment of debt							5,161
Income tax provision							12,246

Operating income	$21,798	$17,751	$10,998	$7,480	$5,116	$(16,235)	$46,908
Depreciation	875	800	555	4,442	804	1,301	8,777
Amortization of other intangible assets	1,895	969	300	1,832	1,290	—	6,286
Accretion of contingent consideration	171	8	—	—	—	—	179

Adjusted EBITDA (1) (2)	$24,739	$19,528	$11,853	$13,754	$7,210	$(14,934)	$62,150

Nine Months Ended September 30, 2010

Net income							$57,028
Interest income and other							(4,740)
Interest expense							34,600
Loss on early extinguishment of debt							5,161
Income tax provision							34,743

Operating income	$68,134	$46,898	$27,079	$25,699	$13,989	$(55,007)	$126,792
Depreciation	2,796	2,472	1,869	10,525	2,452	4,024	24,138
Amortization of other intangible assets	4,870	2,930	920	5,647	3,862	—	18,229
Special charges	6,589	5,560	6,814	4,927	1,260	5,095	30,245
Accretion of contingent consideration	171	8	—	—	—	—	179

Adjusted EBITDA (1) (2)	$82,560	$57,868	$36,682	$46,798	$21,563	$(45,888)	$199,583

(1)

We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets, accretion of contingent consideration and special charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segments’ share of consolidated operating income before depreciation, amortization of intangible assets, accretion of contingent consideration and special charges. Although Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments. Adjusted EBITDA and Adjusted Segment EBITDA for 2010 have been presented in a consistent manner.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Statements of Income. See also our reconciliation of non-GAAP financial measures.

(2)

These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(in thousands)

	Nine Months Ended September 30, (1)
	2011	2010
	(unaudited)

Operating activities
Net income	$63,542	$57,028
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	24,053	24,138
Amortization of other intangible assets	16,795	18,229
Provision for doubtful accounts	9,483	7,179
Non-cash share-based compensation	29,043	25,205
Excess tax benefits from share-based compensation	(198)	(761)
Non-cash interest expense	6,322	10,132
Other	(566)	633
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(130,132)	(34,845)
Notes receivable	(4,223)	(20,091)
Prepaid expenses and other assets	(3,670)	1,994
Accounts payable, accrued expenses and other	14,489	9,120
Income taxes	850	6,265
Accrued compensation	21,098	(4,188)
Billings in excess of services provided	(38)	(4,172)

Net cash provided by operating activities	46,848	95,866

Investing activities
Payments for acquisition of businesses, including contingent payments, net of cash received	(62,346)	(60,273)
Purchases of property and equipment	(24,595)	(14,833)
Proceeds from sale or maturity of short-term investments	—	15,000
Other	(127)	(467)

Net cash used in investing activities	(87,068)	(60,573)

Financing activities
Borrowings under revolving line of credit	25,000	20,000
Payments of revolving line of credit	(25,000)	(20,000)
Payments of long-term debt and capital lease obligations	(6,967)	(190,452)
Issuance of debt securities	—	391,647
Payments of debt financing fees	—	(2,843)
Purchase and retirement of common stock	(209,400)	(26,138)
Net issuance of common stock under equity compensation plans	797	4,604
Excess of tax benefits from share-based compensation	198	761
Other	(1)	442

Net cash (used in) provided by financing activities	(215,373)	178,021

Effect of exchange rate changes on cash and cash equivalents	(747)	(1,004)

Net (decrease) increase in cash and cash equivalents	(256,340)	212,310
Cash and cash equivalents, beginning of period	384,570	118,872

Cash and cash equivalents, end of period	$128,230	$331,182

(1)

These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

(in thousands, except per share amounts)

	September 30, 2011	December 31, 2010 (1)
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$128,230	$384,570
Restricted cash	10,231	10,518
Accounts receivable:
Billed receivables	348,480	268,386
Unbilled receivables	200,999	120,896
Allowance for doubtful accounts and unbilled services	(80,443)	(63,205)

Accounts receivable, net	469,036	326,077
Current portion of notes receivable	26,559	28,398
Prepaid expenses and other current assets	30,784	28,174
Income taxes receivable	11,997	13,246
Deferred income taxes	7,973	4,839

Total current assets	684,810	795,822

Property and equipment, net of accumulated depreciation	75,027	73,238
Goodwill	1,295,679	1,269,447
Other intangible assets, net of amortization	124,623	134,970
Notes receivable, net of current portion	82,678	76,538
Other assets	70,317	60,312

Total assets	$2,333,134	$2,410,327

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$108,050	$105,864
Accrued compensation	158,263	143,971
Current portion of long-term debt and capital lease obligations	152,047	7,559
Billings in excess of services provided	27,726	27,836

Total current liabilities	446,086	285,230

Long-term debt and capital lease obligations, net of current portion	645,488	785,563
Deferred income taxes	104,163	92,134
Other liabilities	86,375	80,061

Total liabilities	1,282,112	1,242,988

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 40,954 (2011) and 46,144 (2010)	410	461
Additional paid-in capital	365,746	546,336
Retained earnings	737,574	674,032
Accumulated other comprehensive loss	(52,708)	(53,490)

Total stockholders’ equity	1,051,022	1,167,339

Total liabilities and stockholders’ equity	$2,333,134	$2,410,327

(1)

These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K.